UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[X]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                               CITY NETWORK, INC.
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                (Name of Registrant as Specified In Its Charter)

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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    paid  previously.  Identify the previous filing by  registration  statement number, or the form or schedule and the date of its filing.

    1)   Amount Previously Paid:
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                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
On April 26, 2006, City Network, Inc. filed the following Form 8-K, which it is delivering to you to supplement its Proxy Statement for its Special Meeting of Stockholders to be held on May 12, 2006.



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


        Date of Report (Date of earliest event reported): April 20, 2006


                               City Network, Inc.
               (Exact name of registrant as specified in charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)

        001-31954                                          98-0467944
(Commission File Number)                       (IRS Employer Identification No.)


2F-1, No. 16, Jian Ba Road, Jhonghe City
   Taipei County, 235, Taiwan, ROC                             N/A
(Address of principal executive offices)                    (Zip Code)


    Registrant's telephone number, including area code: 011-886-2-8226-5566

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On April 24, 2006, City Network, Inc. (the "Company") issued a press release announcing financial results for the fiscal year ended December 31, 2005, a going concern qualification, and the resignation of Mr. Tiao-Tsan Lai, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS,
           APPOINTMENT OF PRINCIPAL OFFICERS.

     On April 20, 2006, Mr. Tiao-Tsan Lai notified the Company of his resigned as the Chief Executive Officer, Chairman of the Board of Directors, and President of the Company.

     There were no disagreements between Mr. Lai and the Company on any matter relating to the Company's operations, policies or practices, which resulted in his resignation.

     On April 23, 2006, the Board of Directors of the Company appointed Ms. Alice Chen to serve as the Chief Executive Officer, Chairman of the Board of Directors, and President of the Company.

     Ms. Chen has been Vice President and a director of the Company since October 2002. Ms. Chen has been Vice General Manager of Sales and Marketing and a director of City Network - Taiwan, a wholly-owned subsidiary of the Company, since January 1999. During this time, Ms. Chen implemented and developed the Company's worldwide sales and marketing plan. Before joining the Company and City Network - Taiwan, Ms. Chen had ten years of experience working for the Taiwanese National Security Agency as a national policy analyst. Additionally, Ms. Chen spent three years working as head of sales and marketing for a Taiwanese public company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

    99.1     Press release dated April 24, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CITY NETWORK, INC.


                                            By: /s/ Alice Chen
                                               ---------------------------------
                                            Name:  Alice Chen
                                            Title: Chairman, President and Chief
                                                   Executive Officer

Dated: April 25, 2004

                                INDEX TO EXHIBITS

No.                           Description
---                           -----------

99.1              Press release dated April 24, 2006.

                                                                    EXHIBIT 99.1

CITY NETWORK, INC. ANNOUNCES FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, GOING CONCERN QUALIFICATION, AND RESIGNATION OF MR. TIAO-TSAN LAI

     TAIPEI, Taiwan, April 24, 2006 /PRNewswire-FirstCall/ -- City Network, Inc. (Amex: CSN), a company that designs, manufactures, and markets a comprehensive line of broadband and wireless Internet access solutions and consumer electronic products, announced financial results for the year end December 31, 2005. Net sales for the year ended December 31, 2005 totaled $14,320,409, compared to $15,674,613 for ten months ended December 31, 2004. The decrease in revenues for the year ended December 31, 2005 was due to a decline in the amount of sales of certain merchandise.

     Net loss after tax was $1,057,476 or $0.038 per share for the year ended December 31, 2005, compared to net loss after tax of $964,660 or $0.035 per share for the ten months ended December 31, 2004.

     Furthermore, cost of revenue for the year ended December 31, 2005 totaled $12,881,717, compared to $14,924,938 for the ten months ended December 31, 2004. The decrease in cost of revenues was due to a decrease in sales.

     The Company also announced that gross profit increased due to the higher margin of certain merchandise and their decline in cost but not their sales price for the year ended December 31, 2005.

     The Company reported that its independent registered public accounting firm included an explanatory paragraph in their opinion in connection with the 2005 audit, relating to the Company's ability to continue as a going concern.

     In addition, Mr. Tiao-Tsan "Andy" Lai announced that he will resign from his positions as the Company's Chairman, President and Chief Executive Officer and will be replaced by Ms. Alice Chen, who currently serves as a member of the board of directors of the Company and who will assume the responsibilities of Mr. Lai's positions immediately.

     ABOUT CITY NETWORK INC.

     For more information about City Network, Inc., please visit http://www.citynetwork.com.tw.

     SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

     The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties as may be detailed in City Network's filings with the Securities and Exchange Commission. Nothing in this press release shall be construed as an offer to buy or sell any securities herein.

- FINANCIAL TABLE FOLLOWS -

                       CITY NETWORK, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   FISCAL YEAR ENDED DECEMBER 31, 2005 AND TEN MONTHS ENDED DECEMBER 31, 2004

                                                           December 31, 2005           December 31, 2004
                                                           -----------------           -----------------
Sales, net                                                    $ 14,320,409                $ 15,674,613

Cost of sales                                                   12,881,717                  14,924,938
                                                              ------------                ------------

      Gross Profit                                               1,438,692                     749,675

General and administrative expenses                              1,535,808                   1,395,388
                                                              ------------                ------------

      Income (loss) from operations                                (97,116)                   (645,713)
                                                              ------------                ------------
Other (Income) Expense
  Interest income                                                   (8,985)                     (3,785)
  Rental income                                                   (187,020)                    (17,858)
  Commission income                                                 (3,846)                       (281)
  (Gain) loss on currency exchange                                   9,721                     (10,720)
  Other income (expense)                                            24,518                     (32,120)
  Reserve for bad debt                                             848,517                     185,858
  Equity in earnings of investee                                    38,167                     (58,330)
  Miscellaneous                                                     12,791                       1,303
  Loss on sale of fixed assets                                      78,247                      32,068
  Interest expense                                                 147,914                     112,922
                                                              ------------                ------------

      Total Other (Income) Expense                                 960,024                     209,057
                                                              ------------                ------------


      Income (loss) before income taxes                         (1,057,140)                   (854,770)

Provision for income taxes                                             336                     109,890
                                                              ------------                ------------

      Net income (loss)                                       $ (1,057,476)               $   (964,660)
                                                              ============                ============
Net income (loss) per share (basic and diluted)
  Basic                                                       $     (0.038)               $     (0.035)
  Diluted                                                     $     (0.038)               $     (0.035)

Weighted average number of shares
  Basic                                                         27,925,720                  27,500,000
  Diluted                                                       27,925,720                  27,500,000